                                                  Registration Statement No. 33-

                                    FORM S-8

             Registration Statement Under The Securities Act Of 1933

                         ROBERT HALF INTERNATIONAL INC.
              ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                         94-1648752
- -----------------------------                            -------------------
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

          2884 Sand Hill Road, Suite 200, Menlo Park, California 94025
          ------------------------------------------------------------
          (Address of Principal Executive Offices)             (Zip Code)

                   1991 Stock Option Plan for Field Employees
                   ------------------------------------------
                            (Full title of the plan)

                                  Steven Karel
                       Vice President and General Counsel
                         Robert Half International Inc.
                         2884 Sand Hill Road, Suite 200
                          Menlo Park, California 94025
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (415) 854-9700
                      --------------------------------------
                     (Telephone number of agent for service)



                                                   CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
                                                          Proposed                       Proposed
                                                          maximum                        maximum                     Amount
Title of                         Amount                   offering                       aggregate                   of
securities to                    to be                    price                          offering                    registration
be registered                    registered               per unit                       price                       fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock                     100,000                  $31.625(a)                     $3,162,500(a)                $1,091(a)

- ------------------------------------------------------------------------------------------------------------------------------------



(a) Determined in accordance with Rule 457(h) under the Securities Act of 1933, based upon the high and low sales prices of the registrant's Common Stock on the New York Stock Exchange on March 8, 1994.


                                     PART I

The information required by the Note to Part I of Form S-8 to be sent or given to employees as specified by Rule 428(b)(1) has not been included with this filing in accordance with such Note.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     (a)  The Company's latest Annual Report on Form 10-K;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

     (c) The description of the Company's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no documents shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold).

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Plan covered by this Registration Statement provides for indemnification of each member of the Administrator against all expenses reasonably incurred by such member in connection with or arising out of any action, suit or proceeding to the full extent permitted by applicable Delaware law, the charter documents of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such member.

RESTATED CERTIFICATE OF INCORPORATION

    The Restated Certificate of Incorporation, as amended, of the Company provides as follows:

          9. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the preceding sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     10.  INDEMNIFICATION AND INSURANCE.

          (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise (hereinafter an "undertaking").

          (b)  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under paragraph
     (a) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.

          (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (e) INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

INDEMNITY AGREEMENTS

          The Company also has entered into Indemnity Agreements ("Indemnity Agreements") with each of its directors and certain executive officers. The form of such Indemnity Agreements was approved by the Company's stockholders in May 1989. The Indemnity Agreements provide (a) for indemnification to the fullest extent not prohibited by applicable law, against any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any claim resulting from service with the Company unless the Board of Directors or, under certain circumstances discussed below, Independent Counsel (as defined in the Indemnity Agreements) determines that the director, officer, employee or agent is not entitled to indemnification under the terms of his Indemnity Agreement; (b) for the prompt advancement of expenses to the director, officer, employee or agent, including attorneys' fees and all other costs, fees, expenses and obligations reasonably paid or incurred in connection with the investigation, defense, adjudication, settlement or appeal of any threatened, pending or completed action, suit or other proceeding ("Proceeding") in which such director, officer, employee or agent is involved by reason of having been a director, officer, employee or other agent of the Company (and for repayment to the Company if it is found that such director, officer, employee or agent is not entitled to indemnification under his Indemnity Agreement); (c) a mechanism through which the director, officer, employee or agent may seek relief from a court or arbitrator in the event the Company's Board of Directors or Independent Counsel determines that the director, officer, employee or agent is not entitled to indemnification under his Indemnity Agreement; (d) for indemnification against expenses (including attorneys' fees) incurred in acting as a witness in any Proceeding or in seeking to enforce the Indemnity Agreement against the Company;
(e) that after a Change of Control, all determinations regarding the entitlement of the director, officer, employee or agent to indemnification under the Indemnity Agreements shall be made by Independent Counsel; and (f) that no claim or cause of action shall be asserted by or in the right of the Company against the director, officer, employee or agent by reason of such person's corporate status or that such person is or was serving at the request of the Company in such capacity, after the expiration of one year from the date on which such director, officer, employee or agent ceases to be an agent of the Company.

          In addition, each Indemnity Agreement provides the director, officer, employee or agent with a specific contractual assurance that he or she will realize the benefit of any subsequent changes in Delaware law relating to indemnification. Each Indemnity Agreement also provides that a director's, officer's, employee's or agent's rights thereunder are not exclusive of any other rights he or she may have under Delaware law, the Company's Certificate of Incorporation or By-Laws or otherwise.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     NUMBER    EXHIBIT
     ------    -------
     5         Opinion of Counsel

     23.1      Consent of Arthur Andersen & Co.

     23.2      Consent of Counsel (contained in
                         Exhibit 5)


ITEM 9.   UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on March 10, 1994.

                                           ROBERT HALF INTERNATIONAL INC.
                                           ------------------------------
                                                     (Registrant)




                                           By:  /S/ M. Keith Waddell
                                           -------------------------------
                                           M. Keith Waddell
                                           Vice President, Chief Financial
                                           Officer and Treasurer
                                           (Principal Financial Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold M. Messmer, Jr. and M. Keith Waddell, jointly and severally, his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Date:  March 10, 1994                   By:  /S/ Harold M. Messmer, Jr.
                                           --------------------------------
                                            Harold M. Messmer, Jr.
                                            Chairman and Chief Executive
                                            Officer, and a Director
                                            (Principal Executive Officer)

Date: __________, 19__                  By:
                                           --------------------------------
                                            Frederick P. Furth
                                            Vice Chairman of the Board
                                            of Directors

Date:  _________, 19__                  By:
                                           ---------------------------------
                                            Andrew S. Berwick, Jr., Director

Date:  March 10, 1994                   By:  /S/ Edward W. Gibbons
                                           ---------------------------------
                                            Edward W. Gibbons, Director

Date:  March 10, 1994                   By:  /S/ Todd Goodwin
                                            --------------------------------
                                            Todd Goodwin, Director

Date:  ___________, 19__                By:
                                           --------------------------------
                                            Thomas J. Ryan, Director

Date:  March 10, 1994                   By:  /S/ J. Stephen Schaub
                                           --------------------------------
                                            J. Stephen Schaub, Director

Date:  March 10, 1994                   By:  /S/ M. Keith Waddell
                                           --------------------------------
                                            M. Keith Waddell
                                            Vice President, Chief Financial
                                            Officer and Treasurer
                                            (Principal Financial Officer)

Date:  March 10, 1994                   By:  /S/ Barbara J. Forsberg
                                           --------------------------------
                                            Barbara J. Forsberg
                                            Vice President and Controller
                                           (Principal Accounting Officer)

                                INDEX TO EXHIBITS

                                                          Sequentially
                                                          Numbered
Number              Exhibit                               Page
- ------              -------                               ----
5                   Opinion of Counsel

23.1                Consent of Arthur Andersen & Co.

23.2                Consent of Counsel (contained in
                          Exhibit 5)